EXHIBIT 24.1

                                POWER OF ATTORNEY



         The undersigned Director of Supertel Hospitality, Inc., a Delaware corporation, hereby constitutes and appoints Paul J. Schulte as Attorney-in-Fact in his name, place and stead to execute Supertel's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, together with any and all subsequent amendments thereof, in his capacity as a director and hereby ratifies all that said Attorney-in-Fact may do by virtue thereof.

         In witness whereof, the undersigned has hereunto signed this power of attorney this 19th day of March, 1999.


                                             /s/ Loren Steele
                                             ----------------------------------
                                              Loren Steele



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